UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2021, the Board of Directors (the “Board”) of Goodness Growth Holdings, Inc. (the “Company”) appointed Joshua N. Rosen to serve as director. Mr. Rosen has not been appointed to serve on any committee of the Board. Mr. Rosen does not have any arrangement or understanding with any other person pursuant to which he was elected as a director. Mr. Rosen Mr. Rosen is eligible to receive the Company’s standard annual non-employee director compensation consistent with the compensation described in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on April 28, 2021, under the heading “Director Compensation”. The Company issued a press release announcing Mr. Rosen’s appointment to the Board on August 13, 2021, a copy of which is attached hereto as Exhibit 99.1.

On August 17, 2021, the Company entered into a consulting agreement with Bengal Impact Partners, LLC (“Bengal”) to serve as a strategic advisor to the Company. Mr. Rosen is a managing partner at Bengal and has shared voting and profits interests in the firm. For the initial three-month term of the consulting agreement, the Company will pay Bengal $10,000 per month in cash and will issue 75,000 five-year warrants to purchase subordinate voting shares with a strike price of $1.62 per share. If the agreement is renewed the Company will pay $10,000 per month in cash and will issue an additional 75,000 five-year warrants to purchase subordinate voting shares with a strike price based on a five-day volume-weighted average price at the time of issuance. Upon the occurrence of certain transactions, Bengal will receive up to two million additional warrants, depending on the size of the transaction, and could receive up to an additional one million warrants for exceptional service, as determined by the Board.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated August 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC.

	By:	/s/ Kyle E. Kingsley
Kyle E. Kingsley
Chief Executive Officer

Dated: August 18, 2021